Exhibit 2.2

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “FUNDRISE GROWTH EREIT 2019, LLC”, CHANGING ITS NAME FROM “FUNDRISE GROWTH EREIT 2019, LLC” TO “FUNDRISE DEVELOPMENT EREIT, LLC”, FILED IN THIS OFFICE ON THE THIRD DAY OF AUGUST, A.D. 2021, AT 8:27 O’CLOCK A.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

7263898 8100 SR# 20212870362	Authentication: 203827540 Date: 08-03-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:

Fundrise Growth eREIT 2019, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The new name of the Limited Liability Company is: Fundrise Development eREIT, LLC

IN WITNESS WHEREOF, the undersigned have executed this certificate on the 3rd day of August, A.D. 2021.

By:	/s/ Brandon Jenkins
Authorized Person(s)

Name:	Brandon Jenkins
Print or Type

DE084 - 05/26/2030 Wolters Kluwer Online	State of Delaware Secretary of State Division of Corporations Delivered 08:27 AM 08/03/2021 FILED 08:27 AM 08/03/2021 SR 20212870362 - File Number 7263898